EXHIBIT 99

  Direct General Corporation Announces $20 Million Share Repurchase

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Jan. 31, 2005--Direct General Corporation (Nasdaq:DRCT) today announced that its Board of Directors approved the repurchase of up to $20 million of its outstanding common stock. The shares may be repurchased in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and is expected to commence after February 11, 2005 and continue over the next 12 months. At its earliest opportunity, the Company intends to adopt a formal 10b5-1 purchase plan to implement the repurchase program. The Company expects to develop the purchase plan considering a variety of factors, including potential stock acquisition price, cash requirements, acquisition opportunities, strategic investments and other market and economic factors.
    "The Board of Directors' authorization to repurchase shares reflects confidence in our future and our prospects for continued growth, and a belief that, at current market prices, Direct shares are undervalued, representing an attractive investment for the Company and our shareholders," said William C. Adair, Jr., Chairman, President and Chief Executive Officer. "We believe that the combination of the Company's current strong balance sheet position and expected future cash flows should permit us to execute this program while enabling us to maintain sufficient levels of capital to support our growth and pursue additional acquisition opportunities. We anticipate that this repurchase program will add long-term value to our shareholders and is expected to be accretive to earnings per common share."

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may," "should," "could," "potential," "continue," "plan," "forecast," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "is likely," "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation, Nashville
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             E-mail: bill.harter@directins.com